Exhibit H

[LETTERHEAD OF MINISTRY OF ECONOMY AND FINANCE]

December 23, 2016

CONSENT

I, Iván A. Zarak, Vice Minister of Economy of the Republic of Panama, hereby consent to the reference to my name, in my official capacity, as the Vice Minister of Economy under the caption “Official Statements” in the Prospectus included in this Registration Statement of the Republic of Panama filed with the United States Securities and Exchange Commission.

/s/Iván A. Zarak
Iván A. Zarak
Vice Minister of Economy of
the Republic of Panama